UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information discussed under Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 7.01	Regulation FD Disclosure.

A summary of a presentation providing certain information regarding Blackstone Real Estate Income Trust, Inc., a Maryland corporation (“BREIT” or the “Company”), is set forth below in this Current Report on Form 8-K under this Item 7.01. In addition, the Company has posted the full presentation on its website at www.breit.com under “For Stockholders” in the “Resources” section. References herein to “we,” “us” or “our” refer to the Company and its subsidiaries unless the context specifically requires otherwise.

BREIT Q1 2024 Update

2024 is off to a strong start, with momentum building across our business. BREIT has generated three months of positive performance, returning +1.8% (Class I) in the first quarter, and continues to deliver consistent, compelling distributions for our investors.1,2 Over the long term, BREIT has delivered a +10.5% annualized net return for Class I shares since inception more than seven years ago, over 2x the return of the publicly traded REIT index.1,3

BREIT is not an index. It was built to offer individual investors access to Blackstone Real Estate’s time-tested, high conviction thematic approach focused on sectors and markets we believe have the highest growth potential. This distinct investment strategy has resulted in more than 700 basis points of outperformance vs. our non-listed REIT peers over the last year, driven in large part by BREIT’s outsized exposure to data centers and student housing.4,5 These two sectors contributed ~500 basis points to our performance over this period, while our peers have virtually no exposure to these high growth sectors.5,6 This is a stark reminder that real estate is not a commodity and where you invest has a major impact on performance.

Data centers: a powerful engine for growth

We pride ourselves on seeing around corners and investing at scale where others cannot. We believe nowhere is this more evident than in BREIT’s early investment in data centers, which has been a powerful performance engine and was the largest contributor to BREIT’s performance in 2023 and Q1 2024. In the past year, BREIT’s exposure to the sector has grown 50% and we expect it will continue to grow further.7 In fact, we believe we are in the early innings of a once-in-a-generation, step-function increase in demand for data centers as large technology companies race to build out the digital infrastructure underpinning today’s economic growth engine – artificial intelligence and the cloud. Since Blackstone privatized QTS Data Centers in 2021, QTS has amassed an $18B+ development pipeline that is 100% pre-leased to the world’s largest technology companies.8 Importantly, our business and playbook cannot be easily replicated even as the world wakes up to this tremendous opportunity. QTS benefits from its 20+ year track record and deep customer relationships, Blackstone’s scale capital and importantly, significant expansion potential. As the fundamentals continue to accelerate, QTS’ existing 2,300-acre land bank could support an additional $50B of data center development which provides us significant runway for future growth.9 We believe this will continue to generate attractive profit for BREIT investors.

On the ground today

Beyond data centers, the rest of BREIT’s portfolio continues to perform, generating a healthy +4% estimated same property NOI growth for this quarter.10 BREIT’s portfolio is 25% concentrated in industrial, predominantly in infill, last-mile locations where the largest warehouse customers continue to expand at a rapid pace as they double down on same-day and next-day delivery. This accelerating need for speed, combined with the shift to e-commerce and onshoring of manufacturing, drove strong re-leasing spreads of 42% in Q1.11 Additionally, industrial market rents are 31% above BREIT’s in-place rents creating a significant embedded growth opportunity that we intend to capture over the next few years.12 Looking ahead, new construction starts have declined 76% from the 2022 peak which should support pricing power for BREIT’s industrial assets.13

Rental housing also remains a major investment theme for BREIT, underpinned by the structural undersupply of housing and a 41% decline in apartment construction starts since the 2022 peak.14 Importantly, BREIT’s rental housing exposure is diversified across primarily suburban, garden style apartments (25%), student housing (11%), single-family rentals (9%) and affordable housing (8%).15 While we have seen a short-term moderation in rent growth in apartments due to elevated near-term multifamily deliveries, BREIT is seeing strength in student housing (+9% rent growth), affordable housing (+6% rent growth) and single-family rentals (+3% rent growth), underscoring the benefits of diversification within the broader rental housing landscape.16

We believe our geographic selection has also contributed to our outperformance. ~70% of BREIT is concentrated in the Sunbelt where population, job and wage growth are higher than the rest of the country.17 In fact, almost 40% is in the top ten fastest-growing U.S. metros.18 Just as important as what we own is what we don’t own: no malls, no commodity office and virtually no exposure to challenged urban markets.19 Blackstone Real Estate has a 30+ year track record of spotting megatrends early and we aren’t afraid to pivot away from sectors and markets when we anticipate headwinds.20 With dispersion widening across the commercial real estate market, investing with the right manager is critical and we are proud that BREIT’s portfolio reflects what we believe are the best opportunities today.

Valuations and balance sheet

While the road to sustained lower interest rates may be longer than the market initially predicted, we remain confident in BREIT’s positioning. We proactively hedged BREIT’s balance sheet before the rise in interest rates, which has resulted in ~$1.5B of annual interest expense savings and has created significant value.21 We also adjusted BREIT’s valuations immediately to reflect a changing environment, increasing our assumed exit cap rates in our core sectors of rental housing and industrial by +18% and discount rates by +13% (in each case, reducing asset values) since December 2021.22 We believe there is no better affirmation of the rigor of our valuations than the fact that in the last two years BREIT has sold $20B of assets at an average 4% premium to carrying values, generating over $4B of profit for our investors.23

Markets are improving but don’t wait for the all-clear signal

Transaction activity among seasoned investors has also picked up as lower borrowing spreads have jumpstarted capital markets and buyer pools are deepening. Across Blackstone Real Estate, we have invested in or committed to acquire $25B+ of real estate assets year to date globally.20,24 And within BREIT, we’ve invested behind several high conviction investment themes:25

•	The A.I. revolution through QTS’ $18B+ development pipeline (BREIT Ownership in QTS: 33.5%)[8]

•	Bank distress through the $17B Signature Bank Loan Portfolio transaction (Par Value at BREIT’s Share: $555M)

•	Public market dislocation through the $3.5B Tricon Residential privatization (BREIT Equity Investment: ~$290M)[26]

Taking a step back, it is important to remember where we are in the cycle and use history as a guide. In the months and years after real estate values bottomed in the Global Financial Crisis, the headlines remained negative and suggested real estate was collapsing. Rather than listen to the noise, Blackstone leveraged our vast insights and real-time data to deploy capital in an opportunity-rich environment. If you waited on the sidelines, you missed the moment. The combination of improving transaction markets, our powerful data center performance engine, BREIT’s real-time valuations and healthy supply/demand fundamentals across our portfolio gives us tremendous conviction in BREIT looking ahead. We are excited about the opportunities to come and remain grateful for your continued confidence in BREIT.

Preliminary Estimated Same Property Net Operating Income

The following table reconciles preliminary estimated GAAP net income (loss) to preliminary estimated same property NOI for the three months ended March 31, 2024 and 2023 (unaudited, $ in thousands). Same property NOI growth is estimated to be 4% year to date based on the midpoint of the estimated year-over-year increase.

	Three Months Ended March 31,
	2024		2023
	Estimated		Actual
	Low	High
Net loss	$(161,566)	$(178,573)	$(692,461)
Adjustments to reconcile to same property NOI
Management fee	187,121	187,121	221,138
Depreciation and amortization	913,208	913,208	999,385
Loss (income) from unconsolidated entities	23,140	25,576	(444,658)
Income from investments in real estate debt	(254,783)	(281,603)	(163,965)
Change in net assets of consolidated securitization vehicles	(71,642)	(79,184)	(29,254)
(Income) loss from interest rate derivatives	(299,439)	(330,959)	642,160
Net gain on dispositions of real estate	(101,226)	(111,882)	(121,003)
Interest expense	790,129	873,301	788,593
Other	251,585	321,560	167,581
NOI from unconsolidated entities	184,280	203,678	193,891
NOI attributable to non-controlling interests in third party joint ventures and BREIT OP unit holders	(120,861)	(133,583)	(86,325)

NOI attributable to BREIT stockholders	1,339,946	1,408,660	1,475,082
Less: Non-same property NOI attributable to BREIT stockholders	62,632	65,844	215,096

Same property NOI attributable to BREIT stockholders	$1,277,314	$1,342,816	$1,259,986

Past performance does not predict future returns. Financial data is estimated and unaudited. All figures as of March 31, 2024 unless otherwise noted. Opinions expressed reflect the current opinions of BREIT as of the date appearing in the materials only and are based on BREIT’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof.

Embedded Growth. Embedded growth represents Blackstone’s expectations for growth based on its view of the current market environment taking into account rents that are currently below market rates and therefore have the potential to increase. These expectations are based on certain assumptions that may not be correct and on certain variables that may change, are presented for illustrative purposes only and do not constitute forecasts. There can be no assurance that any such results will actually be achieved.

Market Rent Growth. Overall year-over-year market rent growth in BREIT’s portfolio markets, weighted by BREIT’s real estate asset value in each sector, was 5% as of March 31, 2024. Multifamily (excluding senior housing) reflects Axiometrics data as of March 31, 2024 and represents -1% effective market rent growth in BREIT’s markets weighted by unit count. Affordable housing reflects Blackstone Proprietary Data as of December 31, 2023 and represents 6% increase in maximum legal rents for 2023. Student housing reflects Blackstone Proprietary Data as of April 5, 2024 and represents 9% increase in rents for 2024-25 academic year compared to 2023-24 academic year based on 68% pre-leasing to date; assumes current asking rents are achieved for the remainder of the lease-up, of which there can be no assurance, and this information should not be considered an indication of future performance. Single family rental housing (excluding manufactured housing) reflects Blackstone Proprietary Data as of March 31, 2024 and represents 3% leasing spreads, comparing new or renewal rents to prior rents or expiring rents, as applicable. Manufactured housing reflects Blackstone Proprietary Data as of March 31, 2024 and represents 6% rent increases for renewal notices sent through March 31, 2024 for 70% of BREIT’s portfolio and estimated rent increase for the remainder of 2024. There can be no assurance that such rents will actually be achieved, and this information should not be considered an indication of future performance. Senior housing reflects Blackstone Proprietary Data as of March 31, 2024 and represents 5% leasing spreads and compares new or renewal rents to prior rents or expiring rents. Industrial reflects Blackstone Proprietary Data as of March 31, 2024 and represents 6% market rent growth in BREIT’s U.S. industrial markets weighted by same property square footage at BREIT’s share. Net lease reflects Blackstone Proprietary Data as of December 31, 2023 and represents 3% year-over-year increase in market rent based on estimated run-rate EBITDAR and market rent coverage ratio for BREIT properties. Data Centers reflect Wells Fargo estimate as of December 14, 2023 and represents 26% estimated year-over-year U.S. data center rent growth for the full year 2023. There can be no assurance that such rents will actually be achieved, and this information should not be considered an indication of future performance. Self Storage reflects Blackstone Proprietary Data as of March 31, 2024 and represents 0% market rent growth on new and renewal leases. Hospitality reflects Blackstone Proprietary Data as of March 31, 2024 and represents -3% year-over-year change in average daily rate (“ADR”). Retail reflects Blackstone Proprietary Data as of December 31, 2023 and represents estimated 7% market rent growth in BREIT’s markets. Office reflects Blackstone Proprietary Data as of March 31, 2024 and represents -1% market rent growth in BREIT’s markets.

Preliminary Estimated Same Property NOI Growth. Represents BREIT’s preliminary estimated year to date same property NOI growth for the three months ended March 31, 2024 compared to the prior year (based on the midpoint of the preliminary estimated range of same property NOI). This data is not a comprehensive statement of our financial results for the three months ended March 31, 2024, and our actual results may differ materially from this preliminary estimated data. Net Operating Income (“NOI”) is a supplemental non-GAAP measure of our property operating results that we believe is meaningful because it enables management to evaluate the impact of occupancy, rents, leasing activity and other controllable property operating results at our real estate. We define NOI as operating revenues less operating expenses, which exclude (i) impairment of investments in real estate, (ii) depreciation and amortization, (iii) straight-line rental income and expense, (iv) amortization of above-and below-market lease intangibles, (v) amortization of accumulated unrealized gains on derivatives previously recognized in other comprehensive income, (vi) lease termination fees, (vii) property expenses not core to the operations of such properties, and (viii) other non-property related revenue and expense items such as (a) general and administrative expenses, (b) management fee paid to the Adviser, (c) performance participation allocation paid to the Special Limited Partner, (d) incentive compensation awards, (e) income (loss) from investments in real estate debt, (f) change in net assets of consolidated securitization vehicles, (g) income (loss) from interest rate derivatives, (h) net gain (loss) on dispositions of real estate, (i) interest expense, (j) gain (loss) on extinguishment of debt, (k) other income(expense), and (l) similar adjustments for NOI attributable to non-controlling interests and unconsolidated entities. We evaluate our consolidated results of operations on a same property basis, which allows us to analyze our property operating results excluding acquisitions and dispositions during the periods under comparison. Properties in our portfolio are considered same property if they were owned for the full periods presented, otherwise they are considered non-same property. Recently developed properties are not included in same property results until the properties have achieved stabilization for both full periods presented. We define stabilization for the property as the earlier of (i) achieving 90% occupancy, (ii) 12 months after receiving a certificate of occupancy, or (iii) for Data Centers 12 months after receiving a certificate of occupancy and greater than 50% of its critical IT capacity has been built. Certain assets are excluded from same property results and are considered non-same property, including (i) properties held-for-sale, (ii) properties that are being re-developed, (iii) properties identified for future sale, and (iv) interests in unconsolidated entities under contract for sale with hard deposit or other factors ensuring the buyer’s performance. We do not consider our investments in the real estate debt segment or equity securities to be same property. For more information, please refer to BREIT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2024 and the prospectus. Additionally, please refer above for a reconciliation of preliminary estimated GAAP net income (loss) to preliminary estimated same property NOI for the three months ended March 31, 2024 and 2023.

Property Sector and Region Concentration. “Property Sector” weighting is measured as the asset value of real estate investments for each sector category divided by the asset value of all real estate investments, excluding the value of any third-party interests in such real estate investments. Rental housing includes the following subsectors: multifamily (25%, including senior housing, which accounts for <1%), student housing (11%), single family rental housing (9%, including manufactured housing, which accounts for 1%) and affordable housing (8%). Please see the prospectus for more information on BREIT’s investments. “Region Concentration” represents regions as defined by the National Council of Real Estate Investment Fiduciaries (“NCREIF”) and the weighting is measured as the asset value of real estate properties for each regional category divided by the asset value of all real estate properties, excluding the value of any third-party interests in such real estate properties. “Sunbelt” reflects the South and West regions as defined by NCREIF. “Non-U.S.” reflects investments in Europe and Canada. Our portfolio is currently concentrated in certain industries and geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography.

Third Party Information. Certain information contained in this material has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

1.

Represents Class I shares. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information, and are net of all BREIT expenses, including general and administrative expenses, transaction-related expenses, management fees, performance participation allocation, and share class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The inception dates for the Class I, D, S and T shares are January 1, 2017, May 1, 2017, January 1, 2017 and June 1, 2017, respectively. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Past performance is historical and does not predict future returns. Inception to date (“ITD”) returns are annualized consistent with the IPA Practice Guideline 2018. Year to date returns are not annualized.

2.

Reflects the current month’s distribution annualized and divided by the prior month’s net asset value, which is inclusive of all fees and expenses. Distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses. We have no limits on the amounts we may fund from such sources. As of December 31, 2023, 100% of inception to date distributions were funded from cash flows from operations.

3.

Publicly traded REITs reflect the MSCI U.S. REIT Index total return. BREIT’s Class I inception date is January 1, 2017. During the period from January 1, 2017 to March 31, 2024, BREIT Class I’s annualized total net return of 10.5% was 2.1x greater than the MSCI U.S. REIT Index annualized total return of 5.0%. See “Index Definitions” for more information about the MSCI U.S. REIT Index.

4.

Peer set consists of Ares Real Estate Income Trust, Brookfield Real Estate Income Trust, JLL Income Property Trust, Nuveen Global Cities REIT and Starwood Real Estate Income Trust. Reflects the difference between BREIT Class I 1-Year net return of 1.8% and the simple average of BREIT’s non-listed REIT peer set of -5.4%. Performance for each peer varies; some peers have higher performance than BREIT or the foregoing average and/or have higher performance than BREIT or such average over different periods. Please refer to the websites and public filings of each issuer for its financial and returns information. This group of issuers was selected by us as our peer set given they are the current larger and more active group of net asset value based non-listed REITs (“NAV REITs”) with a diversified investment strategy and sponsored by other large investment managers. This peer set does not represent all of the NAV REITs or other non-listed REITs in existence. Other NAV REITs may use methodologies to calculate their NAV and returns that differ from BREIT’s (and in certain cases, could be higher than the peer set selected). There are other differences among the peer set of NAV REITs which are not reflected above.

5.

As of March 31, 2024, data centers and student housing comprised 20% of BREIT’s portfolio while our non-listed REIT peer set had less than 1% exposure. Weighted by asset value. The peer set’s assets are located in markets that are different from BREIT’s markets. BREIT’s market rent growth may not reflect the market rent growth experienced by other NAV REITs. See “Property Sector Concentration”.

6.	Refers to contribution to 1-Year BREIT Class I returns from the data center and student housing sectors, assuming no changes to any other factors impacting BREIT’s returns.

7.	Refers to increase in BREIT’s sector exposure to data centers from 6% as of March 31, 2023 to 9% as of March 31, 2024. See “Property Sector and Region Concentration”.

8.

Reflects total cost for committed development projects as of March 31, 2024, at 100% ownership. Development margin is estimated and calculated as the estimated asset value upon stabilization minus total development costs, divided by total development costs. Reflects signed leases. As of December 31, 2023, BREIT’s ownership interest in QTS was 33.5% and the QTS investment accounted for 7.2% of BREIT’s real estate asset value. There can be no assurance that these leases will commence on their current expected terms, or at all, and this information should not be considered an indication of future performance.

9.

As of March 31, 2024. Reflects development cost estimate of existing land bank acres and excludes committed development projects, at 100% ownership. This information is provided to illustrate the potential for additional development projects at QTS’s existing land bank acres, and there can be no assurance that any development projects will arise at these land bank acres. In addition, future land bank opportunities could be allocated to other Blackstone vehicles instead of to QTS or BREIT.

10.

Same property NOI growth refers to BREIT’s year-over-year preliminary estimated same property net operating income (“NOI”) growth for the year to date period ended March 31, 2024 (based on the midpoint of the preliminary estimated range of same property NOI). See “Preliminary Estimated Same Property NOI Growth”.

11.	As of March 31, 2024. Represents quarterly leasing spreads and compares new or renewal rents to prior rents or expiring rents, as applicable, in BREIT’s industrial portfolio.

12.

Blackstone Proprietary Data, as of March 31, 2024. Represents our estimate of the average embedded rent growth potential of BREIT’s industrial portfolio based on the difference between current in place rents and current achievable market rents. This is not a measure, or indicative, of overall portfolio performance or returns. Certain individual BREIT property sectors have lower embedded rent growth potential and as of March 31, 2024. BREIT’s overall portfolio embedded growth potential was 14%. BREIT’s industrial portfolio has a 4.1-year weighted average lease length. Reflects real estate properties only, including unconsolidated properties, and does not include real estate debt investments. For a complete list of BREIT’s real estate investments (excluding equity in public and private real estate-related companies), visit www.breit.com/properties. Embedded rent growth will not directly correlate with increased performance or returns and is presented for illustrative purposes only and does not constitute forecasts. There can be no assurance that any such results will actually be achieved. A number of factors, including operating expenses as described in “Preliminary Estimated Same Property NOI Growth”, will impact BREIT’s net performance or returns. Any expectations that in-place rents have the potential to increase are based on certain assumptions that may not be correct and on certain variables that may change. See “Market Rent Growth” and “Embedded Growth”.

13.

CoStar. Represents the decline in new industrial construction starts from the 2022 peak of Q3 2022 to Q1 2024. As of March 31, 2024, the industrial sector accounted for 25% of BREIT’s real estate asset value.

14.

U.S. Census Bureau. Represents decline in seasonally adjusted annualized rate of U.S. new privately owned multifamily starts from 2022 peak of the trailing three-month period ended November 30, 2022 to the trailing three-month period ended March 31, 2024. Privately owned multifamily starts are distinct from U.S. Census permits and completions figures and total housing starts (which include both single family and multifamily), which may differ in volume over a given period. As of March 31, 2024, the multifamily (including senior housing) and affordable housing sectors accounted for 25% and 8% of BREIT’s real estate asset value, respectively.

15.

Rental Housing includes the following subsectors as a percent of real estate asset value: multifamily (25%, including senior housing, which accounts for <1%), student housing (11%), single family rental housing (9%, including manufactured housing, which accounts for 1%) and affordable housing (8%).

16.

Overall year-over-year market rent growth in BREIT’s portfolio markets, weighted by BREIT’s real estate asset value in each sector, was 5% as of March 31, 2024. Multifamily (excluding senior housing) reflects Axiometrics data as of March 31, 2024 and represents -1% effective market rent growth in BREIT’s markets weighted by unit count. Affordable housing reflects Blackstone Proprietary Data as of December 31, 2023 and represents 6% increase in maximum legal rents for 2023. Student housing reflects Blackstone Proprietary Data as of April 5, 2024 and represents 9% increase in rents for 2024-25 academic year compared to 2023-24 academic year based on 68% pre-leasing to date; assumes current asking rents are achieved for the remainder of the lease-up, of which there can be no assurance, and this information should not be considered an indication of future performance. Single family rental housing (excluding manufactured housing) reflects Blackstone Proprietary Data as of March 31, 2024 and represents 3% leasing spreads, comparing new or renewal rents to prior rents or expiring rents, as applicable. See “Market Rent Growth”.

17.

Sunbelt reflects the South and West regions as defined by NCREIF. Diversification does not assure a profit or protect against a loss in a declining market. A diversified portfolio does not eliminate risk or indicate a higher level of returns. Reflects comparison between the South and West regions versus the rest of the United States as defined by NCREIF. Population growth reflects U.S. Bureau of Economic Analysis, as of June 30, 2023. Represents 5-year compound annual growth rate of population from mid-quarter Q1 2018 to mid-quarter Q1 2023. Job growth reflects U.S. Bureau of Labor Statistics data as of June 30, 2023. Represents 5-year compound annual growth rate of seasonally adjusted employees on nonfarm payrolls from April 2018 to May 2023. Wage growth reflects U.S. Bureau of Labor Statistics, as of June 30, 2023. Represents 5-year compound annual growth rate of employment-weighted average weekly wages from Q4 2017 to Q4 2022. While BREIT generally seeks to acquire real estate properties located in growth markets, certain properties may not be located in such markets. Although a market may be a growth market as of the date of the publication of this material, demographics and trends may change and investors are cautioned on relying upon the data presented as there is no guarantee that historical trends will continue or that BREIT could benefit from such trends. “Region Concentration” represents regions as defined by NCREIF and the weighting is measured as the asset value of real estate properties for each regional category divided by the asset value of all real estate properties, excluding the value of any third-party interests in such real estate properties. “Non-U.S.” reflects investments in Europe and Canada. Our portfolio is currently concentrated in certain industries and geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography.

18.	U.S. Census Bureau, as of July 1, 2023. Released March 14, 2024.

19.

Commodity office refers to Class B and C office. As of March 31, 2024, the Class A office sector accounted for 3% of BREIT’s real estate asset value. Challenged urban markets reflects CoStar office availability data in the central business districts of Chicago and San Francisco, as of October 27, 2023. BREIT has no office exposure in Chicago or San Francisco, but does have immaterial exposure to other asset classes in Chicago’s central business district.

20.

This material makes reference to Blackstone Inc. (“Blackstone”), a premier global investment manager. The real estate group of Blackstone, Blackstone Real Estate, is BREIT’s sponsor and an affiliate of the BREIT Adviser. Information regarding Blackstone and Blackstone Real Estate is included to provide information regarding the experience of BREIT’s sponsor and its affiliates. An investment in BREIT is not an investment in BREIT’s sponsor or Blackstone as BREIT is a separate and distinct legal entity.

21.

There can be no assurance that BREIT’s hedging strategy will be successful or mitigate interest rate risk. Annual interest expense savings represents the difference between (i) the annual interest expense on consolidated property level and entity level debt assuming an interest rate adjusted for BREIT’s corporate and consolidated interest rate hedges and (ii) the annual interest expense assuming a market rate of interest for BREIT’s consolidated and entity level debt.

22.

Reflects the percent change in BREIT’s weighted average rental housing and industrial assumed exit cap rate and discount rate for its real estate portfolio from December 31, 2021 to March 31, 2024, weighted by BREIT’s asset value in each sector for the respective time period. Exit cap rates and discount rates are assumptions used in BREIT’s monthly valuation process and are not a measure of future performance or return. BREIT’s asset values are calculated monthly through a robust valuation process and include ground-up, asset-by-asset valuations that reflect real time inputs, allowing us to make dynamic adjustments as the market evolves. Higher exit cap rates (equivalent to lower valuation multiples) negatively impact the value of BREIT’s property investments. Exit cap rates and discount rates are key assumptions utilized in the discounted cash flow methodology, which BREIT generally utilizes as the primary methodology to value properties. BREIT discloses its NAV calculation, including discount rates and exit cap rates on a weighted average basis by sector, monthly in a prospectus supplement under the monthly NAV per Share section. See www.breit.com/prospectus. For further information, please also refer to the “Net Asset Value Calculation and Valuation Guidelines” in BREIT’s prospectus and periodic reports, which describe our valuation process and the independent third parties who assist us.

23.

As of April 24, 2024. Includes dispositions closed and under non-refundable contract since January 1, 2022. Includes $2.1B of assets under non-refundable contract. Premium represents an average of the gross sales price of BREIT assets sold relative to BREIT’s real estate asset value as of three months prior to sale for those assets. Analysis excludes sales in our single family rental housing and affordable housing sectors where certain third parties, including existing tenants and joint venture partners, have certain buyout rights that may not be reflective of market value. There can be no assurance that dispositions under non-refundable contract but not yet closed will close as expected or at all. There can be no assurance that the premium to carrying values of these sold assets is representative of the values we would be able to realize on our other assets. These transactions may not be representative of future dispositions or BREIT’s other portfolio holdings. Profit reflects BREIT’s net sale proceeds and cumulative income.

24.

As of April 14, 2024. There can be no assurance that committed but not yet closed transactions will close as expected or at all. Reflects transactions made by Blackstone Real Estate, BREIT’s sponsor, and may not be representative of future acquisitions or dispositions or BREIT’s portfolio holdings.

25.	BREIT participated in these transactions with other Blackstone-managed investment vehicles.

26.

BREIT participated in this transaction with another Blackstone-managed investment vehicles. BREIT made an initial $240M exchangeable preferred equity investment in Tricon in 2020 and is maintaining its 11.6% ownership stake.

Index Definitions

An investment in BREIT is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment. BREIT’s share price is subject to less volatility because its per share NAV is based on the value of real estate assets it owns and is not subject to market pricing forces as are the prices of the asset classes represented by the indices presented.

Although BREIT’s share price is subject to less volatility, BREIT shares are significantly less liquid than these asset classes, and are not immune to fluctuations. Private real estate is not traded on an exchange and will have less liquidity and price transparency. The value of private real estate may fluctuate and may be worth less than was initially paid for it. The volatility and risk profile of the indices presented is likely to be materially different from that of BREIT including those related to fees and expenses, liquidity, safety, and tax features. In addition, the indices employ different investment guidelines and criteria than BREIT; as a result, the holdings in BREIT may differ significantly from the holdings of the securities that comprise the indices. The indices are not subject to fees or expenses, are meant to illustrate general market performance and it may not be possible to invest in the indices. The performance of the indices has not been selected to represent an appropriate benchmark to compare to BREIT’s performance, but rather is disclosed to allow for comparison of BREIT’s performance to that of well-known and widely recognized indices. A summary of the investment guidelines for the indices presented is available upon request. In the case of equity indices, performance of the indices reflects the reinvestment of dividends.

BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. Your ability to redeem shares in BREIT through BREIT’s share repurchase plan may be limited, and fees associated with the sale of these products can be higher than other asset classes. In some cases, periodic distributions may be subsidized by borrowed funds and include a return of investor principal. This is in contrast to the distributions investors receive from large corporate stocks that trade on national exchanges, which are typically derived solely from earnings. Investors typically seek income from distributions over a period of years. Upon liquidation, return of capital may be more or less than the original investment depending on the value of assets.

An investment in BREIT differs from the MSCI U.S. REIT Index in that BREIT is not a publicly traded U.S. Equity REIT. The MSCI U.S. REIT Index is a free float-adjusted market capitalization index that is comprised of equity REITs. The index is based on the MSCI USA Investable Market Index (IMI), its parent index, which captures large, mid and small cap securities. It represents about 99% of the U.S. REIT universe. The index is calculated with dividends reinvested on a daily basis.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD. The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in BREIT’s prospectus and annual report for the most recent fiscal year, and any such updated factors included in BREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BREIT’s public filings). Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: May 8, 2024

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary